                  AS FILED WITH THE SECURITIES AND EXCHANGE
                         COMMISSION ON JUNE 2, 1995


                                    Registration No. 33-________________
________________________________________________________________________



                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                             _______________________




                                  FORM S-8

                           REGISTRATION STATEMENT
                                   Under
                          The Securities Act of 1933

                            _______________________


                               ALBERTSON'S, INC.
            (Exact name of issuer as specified in its charter)

         Delaware                                       82-0184434
	(State of Incorporation)                              (I.R.S. Employer
                                                     Identification No.)


                           250 Parkcenter Boulevard
                              Boise, Idaho  83726
(Address including zip code of principal executive offices)


               ALBERTSON'S, INC. 1995 STOCK-BASED INCENTIVE PLAN AND ALBERTSON'S, INC. 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                          (Full title of the Plans)



THOMAS R. SALDIN, Executive Vice President, Administration and General Counsel
    c/o Albertson's, Inc., 250 Parkcenter Boulevard, Boise, Idaho  83726
                     Name and Address of Agent for Service)



                                 (208)385-6200
                         (Telephone Number, including
                        Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
                                       Maximum       Maximum
Title of                               Offering      Aggregate    Amount of
Securities Being      Amount Being     Price Per     Offering     Registration
Registered            Registered (1)   Share         Price        Fee
_________________     ______________   _________     _________    ____________
Common Stock, par
value $1.00 per
share (2) (3)              22,000       $27.875       $613,250            $211

Common Stock, par
value $1.00 per
share (4) (5)          10,000,000       $28.125   $281,250,000         $96,983

Common Stock, par
value $1.00 per
share (5) (6)             378,000       $28.125    $10,631,250          $3,666


(1) This Registration Statement also covers such additional number of shares of Common Stock as may be issuable by reason of the operation of the anti-dilution provisions of the Plans.

(2) Issuable pursuant to currently outstanding stock options under the Albertson's, Inc. 1995 Stock Option Plan for Non-Employee Directors.

(3) Proposed offering prices are calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

(4) Issuable pursuant to stock options and other stock-based incentives to be granted under the Albertson's, Inc. 1995 Stock-Based Incentive Plan.

(5) Proposed offering prices are calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices, $28.375 and $27.875, respectively, reported for the Common Stock on the New York Stock Exchange for May 30, 1995.

(6) Issuable pursuant to stock options to be granted under the Albertson's, Inc. 1995 Stock Option Plan for Non-Employee Directors.

                          REGISTRATION STATEMENT
                                    ON
                                FORM S-8

PART II.     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.      Incorporation of Documents by Reference.

   Incorporated by reference in this Registration Statement are the following documents filed with the Securities and Exchange Commission (the
"Commission"):

            (a) The Annual Report on Form 10-K for the fiscal year ended February 2, 1995 of Albertson's, Inc. (the "Company");

            (b) The description of the Company's Common Stock contained its Registration Statement on Form 8-A, dated January 29, 1976, as amended by Amendment to Application or Report on Form 8 dated February 12, 1976 and the description of Common Stock purchase rights contained in its Registration Statement on Form 8-A, dated March 3, 1987.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Item 4.     Description of Securities.

      Not applicable.

      Item 5.     Interests of Named Experts and Counsel.

     The legality of the Common Stock covered by this Registration Statement has been passed on for the Company by Thomas R. Saldin, Executive Vice President, Administration and General Counsel for the Company. Mr. Saldin owns an aggregate of 31,600 shares of Common Stock and has an option under the 1986 Nonqualified Stock Option Plan to purchase 10,000 shares of Common Stock for $16.5625 per share (the fair market value on the date of grant), a fifth of which becomes exercisable on December 3, 1995 (and a fifth each December 3rd thereafter for four years); an option under the 1986 Nonqualified Stock Option Plan to purchase 20,000 shares of Common Stock for $24.3125 per share (the fair market value on the date of grant), a fifth of which becomes exercisable on November 30, 1997 (and a fifth each November 30th thereafter for four years); and an option under the 1986 Nonqualified Stock Option Plan to purchase 15,000 shares for $25.125 per share (the fair market value on the date of the grant), a fifth of which becomes exercisable on November 29, 1998 (and a fifth each November 29th thereafter for four years). Mr. Saldin is eligible to participate in the Stock-Based Incentive Plan.

      Item 6.     Indemnification of Directors and Officers.

      The Company's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Company, to the fullest extent authorized by the Delaware General Corporation Law.

      Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of, the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law,
(iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) for transactions in which the director received an improper personal benefit.

      The Company is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the Company's expense, against certain liabilities which might arise out of their employment and not subject to indemnification under the By-Laws.

      The foregoing summaries are necessarily subject to the complete text of the statute, Restated Certificate of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

      Item 7.     Exemption from Registration Claimed.

      Not applicable.

      Item 8.     Exhibits.

    Exhibit No.   Description

     4.1 Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended May 2, 1991.

     4.2      By-Laws of the Company.  Incorporated by reference to Exhibit
              3.2 to the Company's Annual Report on Form 10-K for the year ended February 3, 1994.
     4.3 Form of Specimen of Stock Certificate of the Company. Incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-3 (No. 2-79824) dated October 21, 1982.

     4.4 Stockholder Rights Plan Agreement, dated as of March 2,1987. Incorporated by reference to Exhibit 2.1 of the Company's Registration Statement on Form 8-A filed with the Commission on March 3, 1987.

   4.4.1 First Amendment to Stockholder Rights Plan Agreement dated August 31, 1987. Incorporated by reference to Exhibit 4.1.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended October 29, 1987.

   4.4.2 Second Amendment to Stockholder Rights Plan Agreement dated November 28, 1988. Incorporated by reference to Exhibit 4.1.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended October 27, 1988.

   4.4.3 Third Amendment to Stockholder Rights Plan Agreement dated September 6, 1989. Incorporated by reference to Exhibit 4.1.3 of the Company's Quarterly Report on Form 10-Q for the quarter ended August 3, 1989.

   4.4.4 Fourth Amendment to Stockholder Rights Plan Agreement dated September 6, 1994. Incorporated by reference to Exhibit 4.1.4 of the Company's Quarterly Report on Form 10-Q for the quarter ended August 4, 1994.

     4.5      Form of Right Certificate.  Incorporated by reference to
              Exhibit 1 of the Company's Registration Statement on Form 8-A filed with the Commission on March 3, 1987.

     5.1      Opinion of Thomas R. Saldin.

    23.1      Consent of Deloitte & Touche LLP.

    23.2 Consent of Thomas R. Saldin (included in the opinion filed as Exhibit 5.1).

    24.1      Power of Attorney of Gary G. Michael.

    24.2      Power of Attorney of Kathryn Albertson.

    24.3      Power of Attorney of A. Gary Ames.

    24.4      Power of Attorney of Cecil D. Andrus.

    24.5      Power of Attorney of Paul I. Corddry.

    24.6      Power of Attorney of John B. Fery.

    24.7      Power of Attorney of Clark A. Johnson.

    24.8      Power of Attorney of Charles D. Lein.

    24.9      Power of Attorney of Beatriz Rivera.

    24.10     Power of Attorney of J. B. Scott.

    24.11     Power of Attorney of Will M. Storey.

    24.12     Power of Attorney of Steven D. Symms.

Item 9.     Undertakings.

     1.     The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification of liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 31st day of May, 1995.
                                            ALBERTSON'S, INC.


                                            BY:    A. Craig Olson
                                                   A. Craig Olson
                                                   Senior Vice President,
                                                   Finance and Chief Financial
                                                   Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                     Title                     Date

          *                Chairman of the Board, Chief     May 31, 1995
     Gary G. Michael       Executive Officer and Director
                           (Principal Executive Officer)


         ---               Director                            -----
     John B. Carley


         ---               Director                            -----
     Warren E. McCain


    A. Craig Olson         Senior Vice President, Finance   May 31, 1995
    A. Craig Olson         and Chief Financial Officer
	                           (Principal Financial Officer)


    Richard J. Navarro     Vice President and Controller    May 31, 1995
    Richard J. Navarro     (Principal Accounting Officer)


           *               Director                         May 31, 1995
    Kathryn Albertson


           *               Director                         May 31, 1995
    A. Gary Ames


           *               Director                         May 31, 1995
    Cecil D. Andrus


           *               Director                         May 31, 1995
    Paul I. Corddry

           *               Director                         May 31, 1995
    John B. Fery


           *               Director                         May 31, 1995
    Clark A. Johnson


           *               Director                         May 31, 1995
    Charles D. Lein


           *               Director                         May 31, 1995
    Beatriz Rivera


           *               Director                         May 31, 1995
    J. B. Scott


           *               Director                         May 31, 1995
    Will M. Storey


           *               Director                         May 31, 1995
    Steven D. Symms




*   By:   A. Craig Olson
          A. Craig Olson
          Attorney-in-Fact

          May 31, 1995

                            EXHIBIT INDEX

Exhibit No.      Description                                              Page

4.1 Restated Certificate of Incorporation of the Company. Incorporated by reference to
                 Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended May 2, 1991.

4.2 By-Laws of the Company. Incorporated by reference to Exhibit 3.2 to the Company's
                 Annual Report on Form 10-K for the year ended
                 February 3, 1994.

4.3 Form of Specimen of Stock Certificate of the Company. Incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form S-3 (No. 2-79824) dated October 21, 1982.

4.4 Stockholder Rights Plan Agreement, dated as of March 2, 1987. Incorporated by reference to
                 Exhibit 2.1 of the Company's Registration
                 Statement on Form 8-A filed with the Commission on March 3, 1987.

4.4.1 First Amendment to Stockholder Rights Plan Agreement dated August 31, 1987. Incorporated by reference to Exhibit 4.1.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended October 29, 1987.

4.4.2            Second Amendment to Stockholder Rights Plan
                 Agreement dated November 28, 1988. Incorporated by reference to Exhibit 4.1.2 of the Company's
                 Quarterly Report on Form 10-Q for the quarter ended October 27, 1988.

4.4.3 Third Amendment to Stockholder Rights Plan Agreement dated September 6, 1989. Incorporated by reference to Exhibit 4.1.3 of the Company's Quarterly Report on Form 10-Q for the quarter ended August 3, 1989.

4.4.4 Fourth Amendment to Stockholder Rights Plan Agreement dated September 6, 1994. Incorporated by reference to Exhibit 4.1.4 of the Company's Quarterly Report on Form 10-Q for the quarter ended August 4, 1994.

4.5 Form of Right Certificate. Incorporated by reference to Exhibit 1 of the Company's
                 Registration Statement on Form 8-A filed with the Commission on March 3, 1987.

5.1              Opinion of Thomas R. Saldin.                               11

23.1             Consent of Deloitte & Touche LLP.                          13

23.2 Consent of Thomas R. Saldin (included in the opinion filed as Exhibit 5.1).

24.1             Power of Attorney of Gary G. Michael.                      14

Exhibit No.      Description                                              Page


24.2             Power of Attorney of Kathryn Albertson.                    15

24.3             Power of Attorney of A. Gary Ames.                         16

24.4             Power of Attorney of Cecil D. Andrus.                      17

24.5             Power of Attorney of Paul I. Corddry.                      18

24.6             Power of Attorney of John B. Fery.                         19

24.7             Power of Attorney of Clark A. Johnson.                     20

24.8             Power of Attorney of Charles D. Lein.                      21

24.9             Power of Attorney of Beatriz Rivera.                       22

24.10            Power of Attorney of J. B. Scott.                          23

24.11            Power of Attorney of Will M. Storey.                       24

24.12            Power of Attorney of Steven D. Symms.                      25
	Page 11 of 25

S-8STRIP.DOC


	Page 1 of 25
	Exhibit Index on Page 10



	Page 10 of 25